EXHIBIT 23

INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration
Statements No. 33-36256, No. 33-38534, No. 33-42057, No. 33-42268, No. 33-45012,
and No. 333-12561 of Pentair, Inc. on Form
S-8 of our reports dated February 7, 1997, appearing in and incorporated by reference in this Annual Report on Form 10-K of Pentair, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE,LLP

Minneapolis, Minnesota
March 25, 1997